As filed with the U.S. Securities and Exchange Commission on February 11, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADS-TEC ENERGY PUBLIC LIMITED COMPANY
(Exact Name of Registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
+353 1 920 1000
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Michael S. Lee, Esq.	Connor Manning, Esq.
Lynwood E. Reinhardt, Esq.	Arthur Cox LLP
Reed Smith LLP	Ten Earlsfort Terrace
599 Lexington Avenue	Dublin 2, D02 T380
New York, New York 10022	Ireland
(212) 521-5400	Telephone: +353 1 920 1040

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to US$250,000,000 of our ordinary shares, preferred shares, debt securities, warrants, rights, purchase contracts and/or units; and

●	a secondary offering prospectus which covers the offer and sale by the selling securityholders described therein of up to 10,516,670 ordinary shares issuable upon the exercise of the May Warrants, August Warrants, and 2024 Warrants acquired by certain selling securityholders (each such term as defined herein).

The base prospectus immediately follows this explanatory note. The secondary offering prospectus immediately follows the base prospectus. The 10,516,670 ordinary shares that may be offered and sold under the secondary offering prospectus are not included in the US$250,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 11, 2025

PROSPECTUS

ADS-TEC ENERGY PLC

$250,000,000

ORDINARY SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $250,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer ordinary shares or preferred shares upon conversion of or exchange for the debt securities; ordinary shares or preferred shares or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ADSE.” On February 10, 2025, the closing sale price as reported on Nasdaq of our Ordinary Shares was $14.54 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at 10 Earlsfort Terrace Dublin 2, D02 T380, Ireland.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 3 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this shelf registration process, we may offer ordinary shares, preferred shares, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Documents Incorporated By Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:

“ADSE” means collectively, ads-tec Energy GmbH, ads-tec Energy, Inc., and ads-tec Energy PLC.

“ADSE GM” means ads-tec Energy GmbH, a wholly-owned subsidiary of ADSE Holdco, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810.

“ADSE Holdco” or “Company” means ADS-TEC Energy PLC, an Irish public limited company duly incorporated under the laws of Ireland.

“ADSE US” means ads-tec Energy Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“ADSH” means ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527.

“Bosch” means Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13.

“Business Combination” means the transactions contemplated on December 22, 2021, pursuant to the Business Combination Agreement, in connection with which EUSG ceased to exist and ADSE GM became a wholly-owned subsidiary of ADSE Holdco and the securityholders of ADSE GM and EUSG became securityholders of ADSE Holdco.

“Business Combination Agreement” means the Business Combination Agreement, dated August 10, 2021, by and among EUSG, ADSE Holdco, Merger Sub, Bosch, ADSH and ADSE GM.

“Business Combination Warrants” means collectively, the Public Warrants, the Private Warrants and the Lender Warrants issued in connection with the Business Combination at an exercise price of $11.50 per Ordinary Share.

“EBC” means EarlyBirdCapital, Inc.

“EUSG” means European Sustainable Growth Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company.

“EUSG Class A Ordinary Shares” means Class A ordinary shares, par value of $0.0001 per share, in the share capital of EUSG.

“EUSG Private Warrants” means whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued pursuant to (i) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and EUSG Sponsor, (ii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021 by and between EUSG and EBC, and (iii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and ABN AMRO Securities (USA) LLC.

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“EUSG Public Warrants” means the warrants to purchase EUSG Class A Ordinary Shares issued as part of the EUSG units in the IPO.

“EUSG Sponsor” means LRT Capital1 LLC, a Delaware limited liability company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“IPO” means EUSG’s initial public offering of EUSG units, consummated on January 26, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lender Warrants” means the 100,000 Business Combination Warrants that came into existence on the automatic adjustment of the whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued to Jonathan Copplestone upon conversion of an outstanding unsecured convertible promissory note in an aggregate principal amount of $100,000, dated October 30, 2021, between EUSG and Jonathan Copplestone upon consummation of the business combination contemplated in the Business Combination Agreement.

“Merger Sub” means EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 and a wholly-owned subsidiary of ADSE Holdco.

“Ordinary Shares” means the ordinary shares, with US$0.0001 par value per share, of ADSE Holdco.

“Private Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Private Warrants upon consummation of the Business Combination.

“Public Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Public Warrants upon consummation of the Business Combination.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share-for-Share Exchange” means the transaction by which ADSH and Bosch transferred as contribution to ADSE Holdco, and ADSE Holdco assumed from ADSH and Bosch, certain shares of ADSE GM in exchange for Ordinary Shares.

“$”, “US$” and “U.S. dollar” means the United States dollar.

“€”, “EUR” and “Euro” means the Euro.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Forward-Looking Statements.”

Unless otherwise stated or the context otherwise indicates, references to the “Company” or “ADSE Holdco” refer to ads-tec Energy plc and, “we”, “our”, “us” or “ADSE” refer to ads-tec Energy plc, together with its subsidiaries.

Our Company

We are a supplier of integrated technology platforms (ecosystem platforms) that enable customers to run their EV charging and energy business models on those decentralized platforms. Our ecosystem platforms consist of hardware, software and services and are designed to provide key functions such as flexibility (energy storage with a battery), intelligent energy- and data management, as well as a wide range of related and recurring digital and physical services. We believe that these decentralized ecosystem platforms will play a significant role in the transition to a low carbon economy. These decentralized systems are getting more and more complex as the level of integration increases. Development must follow continuous changes in regulatory requirements and component improvements. Batteries, power inverters and all the software and security involved must be serviceable and maintained over a long period of time. For the leading players in the future energy market such as utilities and operators, the question of which platforms to invest in and run their business on will, in our opinion, be based on the quality and total cost of ownership of such platforms. Our core business is providing and servicing these ecosystem platforms to, ideally, all of the future power companies, in principle, striving to reach a CO2 neutral world. Due to the depth of our experience and capabilities across a wide range of technical disciplines, we have positioned ourselves as partner of choice for customers running their business and serving their end-customers on these platforms. We strive to penetrate three main domains of the decentralized energy market: (1) Ultra-fast Charging on power limited grids; (2) Residential sector coupling; and (3) Commercial & Industrial applications.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

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●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (Ireland) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 3 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in our securities.

Corporate Information

We were incorporated as an Irish public limited company on July 26, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our principal executive offices are located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our telephone number at this address is +353 1 920 1000.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

We maintain a website at www.ads-tec-energy.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of our securities could decline and you could lose part or all of your investment.

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FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” and elsewhere in this prospectus that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words and phrases such as “may,” “should,” “intend,” “predict,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions. The forward-looking statements included in this prospectus relate to, among other things:

●	our ability to maintain the listing of the Ordinary Shares and the Business Combination Warrants on a national securities exchange;

●	changes adversely affecting the businesses in which we are engaged;

●	management of growth;

●	general economic conditions, including changes in the credit, debit, securities, financial or capital markets;

●	the impact of adverse public health developments on ADSE’s business and operations;

●	increased costs, disruption of supply, or shortage of materials, could harm our business;

●	our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;

●	the result of future financing efforts;

●	product liability lawsuits, civil or damages claims or regulatory proceedings relating to our technology, intellectual property or products;

●	the impact of the military action in Ukraine may affect our current and future operations in the European Union;

●	identified material weaknesses in our internal control over financial reporting, which failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies;

●	changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services;

●	changes to battery energy storage standards or the success of alternative energy storage technologies may negatively impact the battery-energy storage market and thus the demand for our products and services;

●	existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation; and

●	other factors discussed in “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, filed with the SEC on April 30, 2024 (the “Annual Report on Form 20-F”) and incorporated by reference herein.

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These forward-looking statements involve various risks, assumptions and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from or worse than our expectations. You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. All forward-looking statements included herein attributable to us or other parties or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, after the date of this prospectus or to reflect the occurrence of unanticipated events, except as otherwise required by the U.S. federal securities laws.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DIVIDEND POLICY

We have not paid any cash dividends on our Ordinary Shares to date. Our board of directors will consider whether or not to institute a dividend policy. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

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DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of the share capital of ADSE Holdco includes a summary of specified provisions of ADSE Holdco’s Memorandum and Articles of Association (“M&A”). This description is qualified by reference to ADSE Holdco’s M&A and form of warrant, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We are a public limited company organized and existing under the laws of Ireland. We were formed on 26 July 2021 as a public limited company under the name ADS-TEC ENERGY PLC. Our affairs are governed by our M&A, the Irish Companies Act and the corporate law of Ireland. Our authorized share capital is (a) US$60,000 divided into (i) 500,000,000 Ordinary Shares, with a nominal value of US$0.0001 per share, and (ii) 100,000,000 preferred shares, with a nominal value of US$0.0001 per share and (b) €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 per share, which are held by ADSE Holdco as treasury shares.

Ordinary Shares

General. As of February 10, 2025, there were 53,206,322 Ordinary Shares issued and outstanding. In addition, ADSE Holdco holds €25,000 worth of deferred ordinary shares in ADSE Holdco as treasury shares.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the M&A to be in effect.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Business Combination Agreement with respect to the ADSE Holdco securities issued to the ADSE GM Shareholders in the Share-for-Share Exchange, the provisions of the Lock-Up Agreement, and subject to any further restrictions contained in the M&A, any ADSE Holdco shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by ADSE Holdco’s board of directors from time to time.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If ADSE Holdco’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by ADSE Holdco’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of ADSE Holdco. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the M&A and the Irish Companies Act. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

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Preferred Shares

ADSE Holdco is authorized to issue 100,000,000 preferred shares with a nominal value of US$0.0001 each. As of the date of this prospectus, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with the Irish Companies Act, our M&A, and as set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, the Irish Companies Act, all of the provisions of our M&A and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and M&A that contains the terms of the issue of preference shares.

General. We may issue preference shares including preference shares which are, at the option of us or holder, liable to be redeemed or, at the option of the holders of shares of such series, liable to be converted into shares of any other class or classes or of any one or more series of the same class or of another class or classes. Each preference share may confer on the holder a number of rights, including but not limited to (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; and (iii) vote at any general meeting.

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights. Before issuance, the board of directors of ADSE Holdco can fix in the resolution(s) providing for the issue of the preference shares of each particular series the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of ADSE Holdco in case of dividend arrears or other specified events, or upon other matters. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

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Dividend Rights. Holders of our preference shares may be entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue.

Indemnification of Directors and Officers

Pursuant to ADSE Holdco’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of ADSE Holdco, and each person who is or was serving at the request of ADSE Holdco as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by ADSE Holdco against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of ADSE Holdco or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

ADSE Holdco is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

ADSE Holdco has entered into deeds of indemnity with its directors and ADSE GM executive officers. Given the director indemnification limitations arising under Irish law, ADSE Holdco’s subsidiary, ADSE GM and ADSE GM’s subsidiary, ads-tec Energy, Inc. have also entered into such deeds of indemnity. These agreements, among other things, require ADSE to jointly and severally indemnify ADSE Holdco’s directors and ADSE directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of ADSE directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ADSE’s request. We believe that these indemnification deeds are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent, Warrant Agent and Registrar

ADSE Holdco’s transfer agent and warrant agent for the Business Combination Warrants is Continental Stock Transfer & Trust Company. ADSE Holdco’s registrar is Link Group.

Listing of Securities

Our Ordinary Shares and the Business Combination Warrants are listed on Nasdaq under the symbols “ADSE” and “ADSEW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Ordinary Shares will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Ordinary Shares and/or warrants could be delisted from Nasdaq. A delisting of our Ordinary Shares and warrants will likely affect the liquidity of our Ordinary Shares and warrants and could inhibit or restrict our ability to raise additional financing.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term "indentures" to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase ordinary shares, preferred shares and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, ordinary shares, preferred shares, rights or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

●	if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the ordinary shares, preferred shares and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares, preferred shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to purchase ordinary shares, preferred shares, and/or debt securities described in this prospectus. We may offer rights separately or together with one or more additional rights, ordinary shares, preferred shares, debt securities, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether shareholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our ordinary shares, preferred shares, debt securities, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, as described in the applicable prospectus supplement. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our ordinary shares, preferred shares, debt securities, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	any applicable U.S. federal income tax considerations; and

●	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares, preferred shares, one or more debt securities, warrants, rights or purchase contracts for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants," "Description of Rights" and "Description of Purchase Contracts" will apply to each unit, as applicable, and to any ordinary shares, preferred shares, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, including "at the market" offerings within the meaning of Rule 415(a)(4) under the Securities Act, or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act\, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

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Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq, the over-the-counter market or on any other national securities exchange on which our ordinary shares are then listed or traded. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

17

TAXATION

The material Irish and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any shelf securities offered by the prospectus will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares to be offered by this prospectus and certain other legal matters relating to Irish law have been passed upon by Arthur Cox, LLP, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ADSE as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF CIVIL LIABILITIES

Certain of our directors and executive officers may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons and of our company are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or our company, or to enforce against such persons or us in U.S. Courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish counsel that there is doubt as to the enforceability in Ireland against our company and our executive officers and directors who are non-residents of the United States, in original actions or in actions for enforcement of judgments of U.S. Courts, of liabilities predicated solely upon the securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at https://adstec-energy.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this prospectus the information we file with or furnish to the SEC, which means that the Company can disclose important information to you by referring you to those documents. The Company hereby incorporates by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

●	the Company’s Annual Report on Form 20-F filed with the SEC on April 30, 2024;

●	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the Company’s reports of foreign private issuer on Form 6-K or Form 6-K/A (each, a “Form 6-K”) furnished to the SEC on February 8, 2024, March 14, 2024, April 29, 2024, April 30, 2024, May 14, 2024, August 30, 2024, September 4, 2024, September 13, 2024, and October 18 2024;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

●	the description of the securities contained in our registration statement on Form 8-A filed on December 22, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Form 6-K’s, in each case, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus, at no cost to the requester, upon written or oral request to us at the following address: ADS-TEC Energy PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

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ADS-TEC ENERGY PUBLIC LIMITED COMPANY

$250,000,000

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
PURCHASE CONTRACTS
UNITS

PROSPECTUS

, 2025

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 11, 2025

PROSPECTUS

ADS-TEC ENERGY PLC

Up to 10,516,670 Ordinary Shares Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders identified in this prospectus or their permitted transferees (the “selling securityholders”), of up to 10,516,670 of our ordinary shares, nominal value US$0.0001 per share (“Ordinary Shares”), which consists of up to (i) 1,716,667 Ordinary Shares issuable upon exercise of the warrants to purchase Ordinary Shares, dated May 5, 2023, with an exercise price of $3.00 per share (the “May Warrants”), (ii) 4,000,001 Ordinary Shares issuable upon exercise of the warrants to purchase Ordinary Shares, dated August 18, 2023 and amended on August 26, 2024, with an exercise price of $6.20 per share (the “August Warrants”) and (iii) 4,800,002 Ordinary Shares issuable upon exercise of those warrants to purchase Ordinary Shares, dated August 26, 2024, with an exercise price of $6.20 per share (the “2024 Warrants” and together with the May Warrants and the August Warrants, the “Warrants” and such Ordinary Shares issuable upon exercise of the Warrants, collectively the “Warrant Shares”). The May Warrants, August Warrants and 2024 Warrants were acquired by the selling securityholders pursuant to the warrant agreements dated May 5, 2023, August 18, 2023 and August 26, 2024, respectively, in transactions more fully described in the section titled “Debt Financings.” This prospectus also covers any additional securities that may become issuable by means of share splits, share dividends or other similar transactions.

This prospectus provides you with a general description of such securities and the general manner in which the selling securityholders may offer or sell the securities. More specific terms of any securities that the selling securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

All of the Warrant Shares offered by the selling securityholders pursuant to this prospectus will be sold by each selling securityholder for its own account. We will not receive any proceeds from the sale by the selling securityholders of the Warrant Shares offered by this prospectus, except with respect to amounts received by us upon exercise of any of the Warrants for cash.

Our registration of the securities covered by this prospectus does not mean that the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the securities offered hereby in the section entitled “Plan of Distribution.”

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ADSE.” On February 10, 2025, the closing sale price as reported on Nasdaq of our Ordinary Shares was $14.54 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at 10 Earlsfort Terrace Dublin 2, D02 T380, Ireland.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2025

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. Neither we, nor the selling securityholder, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

We will not receive any proceeds from the sale of securities offered by the selling securityholders described in this prospectus, but we will receive proceeds upon exercise of the Warrants. To the extent required, we and the selling securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not, and the selling securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:

“Debt Financings” means the May Debt Financing, the August Debt Financing and the 2024 Debt Financing.

“2023 PIPE” means the subscription for and purchase by the selling securityholder of 1,666,667 Ordinary Shares and the Warrants to purchase up to 1,339,285 Ordinary Shares.

“2024 Debt Financing” means that certain transaction consummated on August 26, 2024, whereby (i) ADSE US issued secured promissory notes with an aggregate principal amount of $15,000,000 to certain lenders with such promissory notes having a maturity date of August 31, 2025, (ii) ADSE GM issued a secured promissory note with an principal amount of $3,000,000 to ADSH with such promissory note having a maturity date of August 31, 2025, (iii) the Company issued the 2024 Warrants, (iv) the Company entered into a guarantee agreement with the lenders, (v) ADSE US amended a security agreement with The Lucerne Capital Master Fund L.P., (vi) ADSE GM amended a guarantee agreement with The Lucerne Capital Master Fund, L.P., and (vii) ADSE GM entered into a security agreement with ADSH.

“2024 Warrants” means those warrants, dated as of August 26, 2024, by and between the Company and the selling securityholders, to purchase 4,800,002 Ordinary Shares at an exercise price of $6.20 per share.

“ADSE” means collectively, ads-tec Energy GmbH, ads-tec Energy, Inc., and ads-tec Energy PLC.

“ADSE GM” means ads-tec Energy GmbH, a wholly-owned subsidiary of ADSE Holdco, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810.

“ADSE Holdco” or “Company” means ADS-TEC Energy PLC, an Irish public limited company duly incorporated under the laws of Ireland.

“ADSE US” means ads-tec Energy Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“ADSH” means ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527.

“August Debt Financing” means that certain transaction consummated on August 18, 2023, whereby (i) ADSE US issued secured promissory notes with an aggregate principal amount of $15,000,000 to certain lenders with such promissory notes having a maturity date of July 31, 2024, (ii) the Company issued the August Warrants, (iii) the Company and ADSE GM entered into guarantee agreements with the lenders, and (iv) ADSE US entered into a security agreement with The Lucerne Capital Master Fund L.P.

“August Warrants” means those warrants, dated as of August 18, 2023, by and between the Company and the selling securityholders, to purchase 1,500,000 Ordinary Shares at an exercise price of $6.20 per share.

“Bosch” means Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13.

“Bosch Acquisition” means ADSE Holdco’s acquisition from Bosch of certain shares of ADSE GM in exchange for the Cash Consideration.

“Business Combination” means the transactions contemplated on December 22, 2021, pursuant to the Business Combination Agreement, in connection with which EUSG ceased to exist and ADSE GM became a wholly-owned subsidiary of ADSE Holdco and the securityholders of ADSE GM and EUSG became securityholders of ADSE Holdco.

“Business Combination Agreement” means the Business Combination Agreement, dated August 10, 2021, by and among EUSG, ADSE Holdco, Merger Sub, Bosch, ADSH and ADSE GM.

“Business Combination Warrants” means collectively, the Public Warrants, the Private Warrants and the Lender Warrants issued in connection with the Business Combination at an exercise price of $11.50 per Ordinary Share.

“Cash Consideration” means €20,000,000, multiplied by the applicable currency exchange rate.

“EBC” means EarlyBirdCapital, Inc.

“EUSG” means European Sustainable Growth Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company.

“EUSG Class A Ordinary Shares” means Class A ordinary shares, par value of $0.0001 per share, in the share capital of EUSG.

“EUSG Private Warrants” means whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued pursuant to (i) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and EUSG Sponsor, (ii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021 by and between EUSG and EBC, and (iii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and ABN AMRO Securities (USA) LLC.

“EUSG Public Warrants” means the warrants to purchase EUSG Class A Ordinary Shares issued as part of the EUSG units in the IPO.

“EUSG Sponsor” means LRT Capital1 LLC, a Delaware limited liability company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“IPO” means EUSG’s initial public offering of EUSG units, consummated on January 26, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lender Warrants” means the 100,000 Business Combination Warrants that came into existence on the automatic adjustment of the whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued to Jonathan Copplestone upon conversion of an outstanding unsecured convertible promissory note in an aggregate principal amount of $100,000, dated October 30, 2021, between EUSG and Jonathan Copplestone upon consummation of the business combination contemplated in the Business Combination Agreement.

“May Debt Financing” means that certain transaction consummated on May 5, 2023, whereby (i) ADSE US issued secured promissory notes with an aggregate principal amount of $12,875,000 to certain lenders, with (a) $7,1000,000 of such promissory notes having a maturity date of June 30, 2023 and (b) $5,775,000 of such promissory notes having a maturity date of December 22, 2023, (ii) the Company issued the May Warrants, and (iii) the Company and ADSE GM entered into guarantee agreements with the lenders.

“May Warrants” means those warrants, dated as of May 5, 2023, by and between the Company and the selling securityholders, to purchase 1,716,667 Ordinary Shares at an exercise price of $6.20 per share.

“Merger” means the merger of EUSG with and into Merger Sub, as a result of which the separate corporate existence of EUSG ceased and Merger Sub continued as the surviving company and as a wholly-owned subsidiary of ADSE Holdco, and the security holders of EUSG (other than shareholders of EUSG that elected to redeem their EUSG ordinary shares) became security holders of ADSE Holdco.

“Merger Sub” means EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 and a wholly-owned subsidiary of ADSE Holdco.

“Ordinary Shares” means the ordinary shares, with US$0.0001 par value per share, of ADSE Holdco.

“Private Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Private Warrants upon consummation of the Business Combination.

“Public Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Public Warrants upon consummation of the Business Combination.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share-for-Share Exchange” means the transaction by which ADSH and Bosch transferred as contribution to ADSE Holdco, and ADSE Holdco assumed from ADSH and Bosch, certain shares of ADSE GM in exchange for Ordinary Shares.

“Transactions” means the transactions contemplated by the Business Combination Agreement which, among other things, provides for the Merger, the Bosch Acquisition and the Share-for-Share Exchange.

“IPO Underwriters” means EarlyBirdCapital, Inc. and ABN AMRO Securities (USA) LLC, the underwriters in the IPO.

“Warrants” means the May Warrants and the August Warrants, which were issued in connection with the 2023 Debt Financings.

“$”, “US$” and “U.S. dollar” means the United States dollar.

“€”, “EUR” and “Euro” means the Euro.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Forward-Looking Statements.”

Unless otherwise stated or the context otherwise indicates, references to the “Company” or “ADSE Holdco” refer to ads-tec Energy plc and, “we”, “our”, “us”, or “ADSE” refer to ads-tec Energy plc, together with its subsidiaries.

Our Company

We are a supplier of integrated technology platforms (ecosystem platforms) that enable customers to run their EV charging and energy business models on those decentralized platforms. Our ecosystem platforms consist of hardware, software and services and are designed to provide key functions such as flexibility (energy storage with a battery), intelligent energy- and data management, as well as a wide range of related and recurring digital and physical services. We believe that these decentralized ecosystem platforms will play a significant role in the transition to a low carbon economy. These decentralized systems are getting more and more complex as the level of integration increases. Development must follow continuous changes in regulatory requirements and component improvements. Batteries, power inverters and all the software and security involved must be serviceable and maintained over a long period of time. For the leading players in the future energy market such as utilities and operators, the question of which platforms to invest in and run their business on will, in our opinion, be based on the quality and total cost of ownership of such platforms. Our core business is providing and servicing these ecosystem platforms to, ideally, all of the future power companies, in principle, striving to reach a CO2 neutral world. Due to the depth of our experience and capabilities across a wide range of technical disciplines, we have positioned ourselves as partner of choice for customers running their business and serving their end-customers on these platforms. We strive to penetrate three main domains of the decentralized energy market: (1) Ultra-fast Charging on power limited grids; (2) Residential sector coupling; and (3) Commercial & Industrial applications.

Debt Financings

May Debt Financing

On May 5, 2023, ADSE US issued unsecured promissory notes with an aggregate principal amount of $12,875,000 to certain lenders (the “May Lenders”), with (i) $7,100,000 of such promissory notes having a maturity date of June 30, 2023 and (ii) $5,775,000 of such promissory notes having a maturity date of December 22, 2023 (collectively, the “May Promissory Notes”). The May Lenders include entities and individuals affiliated with Lucerne Capital, entities affiliated with UFO HOLDING AS, an entity formed under the laws of Norway, and the following parties related to the Company: Thomas Speidel, the Chief Executive Officer of the Company, Wolfgang Breme, the previous Chief Financial Officer of the Company, and ADSE GM.

In connection with ADSE US’ entry into the Promissory Notes, on May 5, 2023, the Company entered into warrant agreements with the May Lenders, pursuant to which the May Lenders subscribed to purchase 1,716,667 duly authorized, fully paid, and nonassessable ordinary shares, nominal value $0.0001 per share of the Company, at a purchase price of $3.00 per Warrant Share (the “May Warrants,” and such shares, the “May Warrant Shares”).  Each May Warrant is exercisable, in whole or in part, from May 5, 2024 until 5:00 p.m., Eastern Time, on May 5, 2025. Regardless of either the amount ADSE US actually drew under the May Promissory Notes or the amount each May Lender actually funded pursuant to their respective May Promissory Notes, each May Lender may exercise its respective May Warrant for such May Lender’s total pro rata amount of May Warrant Shares, calculated by multiplying the quotient of such May Lender’s respective commitment amount over the aggregate principal amount by the total number of May Warrant Shares.

August Debt Financing

On August 18, 2023, ADSE US issued a series of secured promissory notes with an aggregate principal amount of $15,000,000 to certain lenders (the “August Lenders”), with the promissory notes having a maturity date of July 31, 2024 (the “August Promissory Notes”). The August Lenders include entities and individuals affiliated with Lucerne Capital.

In connection with ADSE US’ entry into the August Promissory Notes, on August 18, 2023, the Company entered into warrant agreements with the August Lenders (the “August Warrants”)), pursuant to which the August Lenders subscribed to purchase a total of 3,500,001 duly authorized, fully paid, and nonassessable ordinary shares, nominal value $0.0001 per share (the “August Warrant Shares”) of the Company, at a purchase price of $6.20 per August Warrant Share. Each August Warrant is exercisable, in whole or in part, from August 18, 2024 until 5:00 p.m., Eastern Time, on August 18, 2025. Each August Lender may exercise its respective August Warrant for such August Lender’s total pro rata amount of August Warrant Shares, calculated by multiplying the quotient of such Lender’s respective commitment amount over the aggregate principal amount by the total number of August Warrant Shares when the Company draws down on such August Lender’s August Promissory Note.

On August 26, 2024, in connection with the 2024 Debt Financing, ADSE US, the Company and the August Lenders agreed to amend and restate the August Promissory Notes and the August Warrants, pursuant to which (i) the maturity date of the August Promissory Notes was extended to August 31, 2025, (ii) the exercise period of the August Warrants was extended to August 26, 2026, and (iii) certain of the August Lenders received warrants to purchase an additional 500,000 Warrant Shares. As of February 10, 2025, ADSE US has drawn down $8,000,000 on the August Promissory Notes, and 4,000,001 August Warrants are exercisable.

In connection with the May Debt Financing and August Debt Financing, the Company and ADSE GM entered into guarantee agreements with the Lenders, dated as of May 5, 2023 and August 18, 2023, respectively (the “2023 Guarantee Agreements”). Pursuant to the 2023 Guarantee Agreements, the Company and ADSE GM agreed to provide guarantees for ADSE US’ obligations, including all monies, obligations and liabilities thereafter due, owing or incurred by ADSE US to the Lenders under the Promissory Notes, including interest (including interest capitalized or rolled up and default interest) at such rates and upon such terms as may from time to time be payable by ADSE US to the Lenders.

Additionally, in connection with the August Debt Financing, ADSE US entered into a security agreement (the “2023 Security Agreement”), dated as of August 18, 2023, with The Lucerne Capital Master Fund, L.P. (the “2023 Secured Party”), pursuant to which ADSE US assigned and granted to the 2023 Secured Party, for the benefit of the August Lenders, a security interest in all of its right, title and interest in and to all of the personal property of ADSE US as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all obligations and liabilities of ADSE US arising out of or in connection with the August Promissory Notes.

2024 Debt Financing

On August 26, 2024, ADSE US issued a series of secured promissory notes with an aggregate principal amount of $15,000,000 to certain lenders (the “2024 Lenders,” and together with the May Lenders and the August Lenders, the “Lenders”), with the promissory notes having a maturity date of August 31, 2025 (the “2024 Promissory Notes,” and together with the May Promissory Notes and the August Promissory Notes, the “Promissory Notes”). The 2024 Lenders include entities affiliated with Lucerne Capital and ADSH.

In connection with ADSE US’ entry into the 2024 Promissory Notes, on August 26, 2024, the Company entered into warrant agreements with the 2024 Lenders (the “2024 Warrants,” and together with the May Warrants and the August Warrants, the “Warrants”), pursuant to which the 2024 Lenders subscribed to purchase a total of 4,800,002 duly authorized, fully paid, and nonassessable ordinary shares, nominal value $0.0001 per share (the “2024 Warrant Shares”) of the Company, at a purchase price of $6.20 per 2024 Warrant Share. Each 2024 Warrant is exercisable, in whole or in part, from August 26, 2025 until 5:00 p.m., Eastern Time, on August 26, 2026. Each 2024 Lender may exercise its respective 2024 Warrant for such 2024 Lender’s total pro rata amount of 2024 Warrant Shares, calculated by multiplying the quotient of such 2024 Lender’s respective commitment amount over the aggregate principal amount by the total number of 2024 Warrant Shares when the Company draws down on such 2024 Lender’s 2024 Promissory Note. As of February 10, 2025, ADSE US has drawn down $8,000,000 on the 2024 Promissory Notes, and none of the 2024 Warrants are exercisable.

In connection with the 2024 Debt Financing, the Company, ADSE GM and the 2024 Lenders amended the 2023 Guarantee Agreements and the 2023 Security Agreement, to incorporate the terms and conditions of the 2024 Promissory Notes. The Company also entered into a guarantee agreement with certain of the 2024 Lenders (the “2024 Guarantee Agreement” and together with the 2023 Guarantee Agreements, the “Guarantee Agreements”). Pursuant to the 2024 Guarantee Agreement, the Company agreed to provide guarantees for ADSE US’ obligations, including all monies, obligations and liabilities thereafter due, owing or incurred by ADSE US to the 2024 Lenders under the 2024 Promissory Notes, including interest (including interest capitalized or rolled up and default interest) at such rates and upon such terms as may from time to time be payable by ADSE US to the 2024 Lenders. Additionally, pursuant to the 2024 Guarantee Agreement, the Company agreed to liability as the sole and primary guarantor for ADSE US’ obligations.

Additionally, in connection with the 2024 Debt Financing, on August 26, 2024, ADSE GM entered into a security agreement with ADSH, as secured party (the “2024 Security Agreement” and together with the 2023 Security Agreement, the “Security Agreements”). Pursuant to the 2024 Security Agreement, ADSE GM assigned and granted to the ADSH a security interest in all of its right, title and interest in and to all of the personal property of ADSE GM as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all obligations and liabilities of ADSE GM arising out of or in connection with the 2024 Promissory Notes.

This summary of certain terms and provisions of the Warrants, Promissory Notes, Guarantee Agreements, and Security Agreements is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of the Warrants, Promissory Notes, Guarantee Agreements, and Security Agreement which were filed with the SEC as exhibits to the Current Reports on Form 6-K filed on May 11, 2023, August 25, 2023 and August 30, 2024.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (Ireland) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 6 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in our securities.

Corporate Information

We were incorporated as an Irish public limited company on July 26, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our principal executive offices are located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our telephone number at this address is +353 1 920 1000.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

We maintain a website at www.ads-tec-energy.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Securities Offered by the Selling Securityholders	Up to 10,516,670 Ordinary Shares, issuable upon exercise of the Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of the Warrant Shares by the selling securityholders. See “Use of Proceeds.”

RISK FACTORS

An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of our securities could decline and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” and elsewhere in this prospectus that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words and phrases such as “may,” “should,” “intend,” “predict,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions. The forward-looking statements included in this prospectus relate to, among other things:

●	our ability to maintain the listing of the Ordinary Shares and the Business Combination Warrants on a national securities exchange;

●	changes adversely affecting the businesses in which we are engaged;

●	management of growth;

●	general economic conditions, including changes in the credit, debit, securities, financial or capital markets;

●	the impact of adverse public health developments on ADSE’s business and operations;

●	increased costs, disruption of supply, or shortage of materials, could harm our business;

●	our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;

●	the result of future financing efforts;

●	product liability lawsuits, civil or damages claims or regulatory proceedings relating to our technology, intellectual property or products;

●	the impact of the military action in Ukraine may affect our current and future operations in the European Union;

●	identified material weaknesses in our internal control over financial reporting, which failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies;

●	changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services;

●	changes to battery energy storage standards or the success of alternative energy storage technologies may negatively impact the battery-energy storage market and thus the demand for our products and services;

●	existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation; and

●	other factors discussed in “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, filed with the SEC on April 30, 2024 (the “Annual Report on Form 20-F”) and incorporated by reference herein.

These forward-looking statements involve various risks, assumptions and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from or worse than our expectations. You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. All forward-looking statements included herein attributable to us or other parties or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, after the date of this prospectus or to reflect the occurrence of unanticipated events, except as otherwise required by the U.S. federal securities laws.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling securityholders of the Warrant Shares in this offering. The selling securityholders will receive all of the proceeds from the sale of the Warrant Shares hereunder.

DIVIDEND POLICY

We have not paid any cash dividends on our Ordinary Shares to date. Our board of directors will consider whether or not to institute a dividend policy. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

The following description of the material terms of the share capital of ADSE Holdco includes a summary of specified provisions of ADSE Holdco’s Memorandum and Articles of Association (“M&A”), and the description also includes a description of the Warrants. This description is qualified by reference to ADSE Holdco’s M&A and form of warrant, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We are a public limited company organized and existing under the laws of Ireland. We were formed on 26 July 2021 as a public limited company under the name ADS-TEC ENERGY PLC. Our affairs are governed by our M&A, the Irish Companies Act and the corporate law of Ireland. Our authorized share capital is (a) US $60,000 divided into (i) 500,000,000 Ordinary Shares, with a nominal value of US$0.0001 per share, and (ii) 100,000,000 preferred shares, with a nominal value of US$0.0001 per share and (b) €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 per share, which are held by ADSE Holdco as treasury shares.

Ordinary Shares

General. As of February 10, 2025, there were 53,206,322 Ordinary Shares issued and outstanding. In addition, ADSE Holdco holds €25,000 worth of deferred ordinary shares in ADSE Holdco as treasury shares.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the M&A to be in effect.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Business Combination Agreement with respect to the ADSE Holdco securities issued to the ADSE GM Shareholders in the Share-for-Share Exchange, the provisions of the Lock-Up Agreement, and subject to any further restrictions contained in the M&A, any ADSE Holdco shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by ADSE Holdco’s board of directors from time to time.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If ADSE Holdco’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by ADSE Holdco’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of ADSE Holdco. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the M&A and the Irish Companies Act. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Business Combination Warrants

General. As of February 10, 2025, there were an aggregate of 11,662,486 Business Combination Warrants issued and outstanding. Certain “private warrants”, being warrants initially issued by EUSG to EUSG Sponsor and the IPO Underwriters rather than those issued to the public, (i) will not be redeemable by ADSE Holdco, (ii) may be exercised for cash or on a cashless basis at the holder’s option as long as such warrants are held by the initial holders or their affiliates or permitted transferees, and (iii) were subject to a lockup for a period of 30 days from the closing of the Transactions.

Exercisability. Each Business Combination Warrant entitles the registered holder to purchase one Ordinary Share.

Exercise Price. $11.50 per share, subject to adjustment.

The exercise price and number of Ordinary Shares issuable on exercise of the Business Combination Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Business Combination Warrants will not be adjusted for issuances of Ordinary Shares at a price below the Business Combination Warrant exercise price.

Exercise Period. The Business Combination Warrants are exercisable at any time and from time to time until 5:00 p.m., New York City time on December 22, 2026, or earlier upon their redemption.

No Business Combination Warrants will be exercisable for cash unless ADSE Holdco has an effective and current registration statement covering the offer and sale of the Ordinary Shares issuable upon exercise of the Business Combination Warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of Ordinary Shares issuable upon exercise of the Business Combination Warrants is not effective within a specified period following the consummation of the Transactions, warrant holders may, until such time as there is an effective registration statement and during any period when ADSE Holdco shall have failed to maintain an effective registration statement, exercise Business Combination Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Business Combination Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the Business Combination Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Business Combination Warrants, multiplied by the difference between the exercise price of the Business Combination Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the trading day prior to the date of exercise.

ADSE Holdco has agreed to use its best efforts to file and have an effective registration statement covering the offer and sale of the Ordinary Shares issuable upon exercise of the Business Combination Warrants, to maintain a current prospectus relating to those Ordinary Shares until the earlier of the date the Business Combination Warrants expire or are redeemed and the date on which all of the Business Combination Warrants have been exercised, and to qualify the resale of such shares under U.S. state blue sky laws, to the extent an exemption is not available. However, there is no assurance that ADSE Holdco will be able to do so and, if ADSE Holdco does not maintain a current prospectus relating to the offer and sale of the Ordinary Shares issuable upon exercise of the Business Combination Warrants, holders will be unable to exercise their Business Combination Warrants for cash and ADSE Holdco will not be required to net cash settle or cash settle the Business Combination Warrant exercise.

Redemption of Business Combination Warrants. ADSE Holdco may call the Business Combination Warrants for redemption (excluding certain Business Combination Warrants initially issued to EUSG’s initial shareholders, so long as such Business Combination Warrants are held by the EUSG initial shareholders or their respective affiliates and certain permitted transferees), in whole and not in part, at a price of $0.01 per Business Combination Warrant:

●	at any time after the Business Combination Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Business Combination Warrant holder,

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the ADSE Holdco Business Combination Warrants become exercisable and ending three business days prior to the date the notice of redemption was sent to ADSE Holdco Business Combination Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to offer and sale of the Ordinary Shares underlying such Business Combination Warrants.

The right to exercise will be forfeited unless the Business Combination Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Business Combination Warrant will have no further rights except to receive the redemption price for such holder’s Business Combination Warrant upon surrender of such Business Combination Warrant.

The redemption criteria for the Business Combination Warrants have been established at a price which is intended to provide Business Combination Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Business Combination Warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the Business Combination Warrants.

If ADSE Holdco calls the Business Combination Warrants for redemption as described above, ADSE Holdco’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Business Combination Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Business Combination Warrants, multiplied by the difference between the exercise price of the Business Combination Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Business Combination Warrants.

Registered Form. The Business Combination Warrants will be held in registered form pursuant to the Amended and Restated Warrant Agreement among ADSE Holdco, EUSG, and Continental Stock Transfer & Trust Company, as warrant agent. The Amended and Restated Warrant Agreement provides that the terms of the Business Combination Warrants may be amended without the consent of any holder to cure any ambiguity or correct or supplement any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Business Combination Warrants in order to make any change that adversely affects the interests of the registered holders.

Manner of Exercise. The Business Combination Warrants may be exercised upon surrender of the holder’s Business Combination Warrant certificate on or prior to the expiration date at the offices or agency of the warrant agent, with the exercise form on the reverse side of the Business Combination Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to ADSE Holdco or by wire transfer, for the number of Business Combination Warrants being exercised.

Business Combination Warrant holders may elect to be subject to a restriction on the exercise of their Business Combination Warrants such that an electing Business Combination Warrant holders would not be able to exercise their Business Combination Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Ordinary Shares outstanding.

No Rights as a Shareholder. The Business Combination Warrant holders have neither the rights nor the privileges of holders of Ordinary Shares, nor do they have any voting rights until they exercise their Business Combination Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Business Combination Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by holders of Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Business Combination Warrants. If, upon exercise of the Business Combination Warrants, a holder would be entitled to receive a fractional interest in a share, ADSE Holdco will, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

2023 PIPE Warrants

General. The following description of the Warrants issued in connection with the 2023 PIPE is qualified in its entirety by reference to the full text of the Six-Month Warrant Agreement (“Six-Month Warrant Agreement”) and One-Year Warrant Agreement (“One-Year Warrant Agreement”) by and between the Company and Mirabella Financial Services LLP, dated as of December 28, 2023.

Exercisability. Each Warrant entitles the registered holder to purchase one Ordinary Share.

Exercise Price. 714,285 of the Warrants are exercisable at an exercise price of $7.00 per Ordinary Share (“Six-Month Warrants”). 625,000 of the Warrants are exercisable at an exercise price of $8.00 per Ordinary Share (“One-Year Warrants”).

Exercise Period. The Six-Month Warrants were exercisable at any time and from time to time until 5:00 p.m., Eastern Time on June 28, 2024. The One-Year Warrants were exercisable at any time and from time to time until 5:00 p.m., Eastern Time on December 28, 2024.

No Rights as a Shareholder. The Warrant holder has neither the rights nor the privileges of holders of Ordinary Shares, nor does it have any voting rights until it exercises its Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, the holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by holders of Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, ADSE Holdco will, upon exercise, pay the holder an amount in cash in lieu of a fractional share.

Warrants

General. The following description of the Warrants issued in connection with the 2023 Debt Financings and 2024 Debt Financing is qualified in its entirety by reference to the full text of the May Warrants, August Warrants and 2024 Warrants, dated as of May 5, 2023, August 18, 2023 and August 26, 2024, which are attached to the registration statement of which this prospectus forms a part as Exhibit 4.1, Exhibit 4.2 and 4.3, respectively.

Exercisability. Each Warrant entitles the registered holder to purchase one Ordinary Share.

Exercise Price. The May Warrants are exercisable at an exercise price of $3.00 per Ordinary Share. The August Warrants and the 2024 Warrants are exercisable at an exercise price of $6.20 per Ordinary Share.

Exercise Period. The May Warrants are exercisable at any time and from time to time until 5:00 p.m., Eastern Time on May 5, 2025. The August Warrants and the 2024 Warrants are exercisable at any time and from time to time until 5:00 p.m., Eastern Time on August 26, 2026.

No Rights as a Shareholder. The Warrant holder has neither the rights nor the privileges of holders of Ordinary Shares, nor does it have any voting rights until it exercises its Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, the holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by holders of Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, ADSE Holdco will, upon exercise, pay the holder an amount in cash in lieu of a fractional share.

Indemnification of Directors and Officers

Pursuant to ADSE Holdco’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of ADSE Holdco, and each person who is or was serving at the request of ADSE Holdco as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by ADSE Holdco against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of ADSE Holdco or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

ADSE Holdco is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

ADSE Holdco has entered into deeds of indemnity with its directors and ADSE GM executive officers. Given the director indemnification limitations arising under Irish law, ADSE Holdco’s subsidiary, ADSE GM and ADSE GM’s subsidiary, ads-tec Energy, Inc. have also entered into such deeds of indemnity. These agreements, among other things, require ADSE to jointly and severally indemnify ADSE Holdco’s directors and ADSE directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of ADSE directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ADSE’s request. We believe that these indemnification deeds are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent, Warrant Agent and Registrar

ADSE Holdco’s transfer agent and warrant agent for the Business Combination Warrants is Continental Stock Transfer & Trust Company. ADSE Holdco’s registrar is Link Group.

Listing of Securities

Our Ordinary Shares and the Business Combination Warrants are listed on Nasdaq under the symbols “ADSE” and “ADSEW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Ordinary Shares will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Ordinary Shares and/or warrants could be delisted from Nasdaq. A delisting of our Ordinary Shares and warrants will likely affect the liquidity of our Ordinary Shares and warrants and could inhibit or restrict our ability to raise additional financing.

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on Nasdaq or any securities exchange or nationally recognized trading system.

SELLING SECURITYHOLDERS

This prospectus and any supplement hereto relate to the possible offer and sale from time to time of up to 10,516,670 Ordinary Shares issuable upon exercise of the Warrants by the selling securityholders. The selling securityholders acquired the securities offered hereby in the Debt Financings. See “Prospectus Summary - Debt Financings” for more information.

The selling securityholders may from time to time offer and sell any or all of the Warrant Shares set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the selling securityholders named under this section “Selling Securityholders” and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholder’s interest in our securities after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders. It sets forth the name and address of the selling securityholders, the aggregate number of Warrant Shares that the selling securityholders may offer pursuant to this prospectus and the beneficial ownership of the selling securityholders both before and after the offering. We have based percentage ownership on 53,206,322 Ordinary Shares outstanding as of February 10, 2025. In calculating the denominator used to determine percentages of Ordinary Shares owned after the offering described herein is consummated by the selling securityholders, we did not give effect to the exercise of any other outstanding warrants issued by the Company that may be held by the selling securityholders.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A securityholder is also deemed to be, as of any date, the beneficial owner of all securities that such securityholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days of February 10, 2025, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Warrant Shares. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, and without our prior consent, the Warrant Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Relevant information for each additional selling securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of a selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Warrant Shares registered on its behalf. The selling securityholders may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The holdings of the selling securityholders are stated as of February 10, 2025.

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to the Offering	Number of Ordinary Shares Being Offered	Ordinary Shares Beneficially Owned After the Offering
			Shares	Percent
ads-tec Holding GmbH(1)	18,820,882	1,200,000	17,620,882	33.1%
Lani Invest AS(2)	33,333	33,333	—	—
Matheus Hovers(3)	719,085	26,667	692,419	1.3%
Patrick Moroney(4)	25,000	10,000	15,000	*
Pieter Taselaar(5)	508,563	26,667	481,896	*
The Lucerne Capital Master Fund, L.P. (6)	11,315,304	6,946,669	4,368,635	8.2%
The Lucerne Capital Nordic Master Fund, Ltd. (7)	290,315	66,667	223,648	*
The Lucerne Capital Special Opportunity Fund, Ltd. (8)	803,846	133,333	670,513	1.3%
Thomas Speidel(9)	599,141	26,667	572,474	1.1%
UFI CAPITAL AS(10)	33,333	33,333	—	—
Wolfgang Breme(11)	75,441	13,333	62,108	*

*	Represents less than 1%.

(1)	Consists of (i)17,620 Ordinary Shares, (ii) 400,000 Ordinary Shares issuable upon exercise of the May Warrants, and (iii) 800,000 Ordinary Shares issuable upon exercise of the 2024 Warrants. The business address for ads-tec Holding GmbH is Heinrich-Hertz-Str. 1, Germany 72622 Nürtingen.

(2)	Consists of 33,333 Ordinary Shares issuable upon exercise of the Warrants. The business address for Lani Invest AS is Nedre Storgate 46, 3015 Drammen, Norway.

(3)	Consists of (i) 692,419 Ordinary Shares and (ii) 26,667 Ordinary Shares issuable upon exercise of the Warrants. The business address for Matheus Hovers is 169 Milton Road, Rye, New York 10580.

(4)	Consists of (i) 25,000 Ordinary Shares and (ii) 10,000 Ordinary Shares issuable upon exercise of the Warrants. The business address for Patrick Moroney is 92 Ridgewood Rd., Ridgefield, CT 06877.

(5)	Consists of (i) 481,896 Ordinary Shares and (ii) 26,667 Ordinary Shares issuable upon exercise of the Warrants. The business address for Pieter Taselaar is 158 Dunbar Road, Palm Beach, FL 33480.

(6)	Consists of 11,315,304 Ordinary Shares, consisting of (i) 4,368,635 Ordinary Shares held by the selling securityholder, (ii) 946,667 Ordinary Shares issuable upon exercise of the May Warrants, (ii) 2,000,000 Ordinary Shares issuable upon exercise of the August Warrants and (iii) 4,000,002 Ordinary Shares issuable upon exercise of the 2024 Warrants. The business address for The Lucerne Capital Master Fund, L.P. is 73 Arch Street, Greenwich, CT 06830.

(7)	Consists of 290,315 Ordinary Shares, consisting of (223,648 Ordinary Shares held by the selling securityholder and (ii) 66,667 Ordinary Shares issuable upon exercise of the Warrants. The business address for The Lucerne Capital Nordic Master Fund, Ltd. is 73 Arch Street, Greenwich, CT 06830.

(8)	Consists of 803,846 Ordinary Shares, consisting of (i) 670,513 Ordinary Shares held by the selling securityholder and (ii) 133,333 Ordinary Shares issuable upon exercise of the Warrants. The business address for The Lucerne Capital Special Opportunity Fund, Ltd. is 73 Arch Street, Greenwich, CT 06830.

(9)	Consists of (i) 572,474 Ordinary Shares and (ii) 26,667 Ordinary Shares issuable upon exercise of the Warrants. The business address for Thomas Speidel is 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

(10)	Consists of 33,333 Ordinary Shares issuable upon exercise of the Warrants. The business address for UFI CAPITAL AS is Bolette Brygge 1, 0121 Oslo, Norway.

(11)	Consists of (i) 62,108 Ordinary Shares and (ii) 13,333 Ordinary Shares issuable upon exercise of the Warrants. The business address for Wolfgang Breme is 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

TAXATION

References in this “Taxation” section to “Warrants” refer only to the Warrants sold in the 2023 Debt Financings and not to any of the Company’s other outstanding warrants.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations to U.S. Holders (as defined below) of the acquisition, ownership and disposition of the Warrant Shares pursuant to this offering. The information set forth in this section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, in a manner that could adversely affect the tax considerations discussed below.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Warrant Shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. Holder based on such U.S. Holder’s individual circumstances. In particular, this discussion considers only U.S. Holders that hold Warrant Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the alternative minimum tax, the Medicare tax on net investment income or the U.S. federal income tax consequences to holders that are subject to special rules, including, without limitation:

●	banks or certain other financial institutions or financial services entities;

●	brokers, dealers or traders in securities;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	tax-qualified retirement plans;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	persons that acquired Warrant Shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold Warrant Shares, or who will hold Warrant Shares, as part of a straddle, constructive sale, hedging, redemption or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes, or shareholders, partners or members of such S corporations, partnerships or other pass-through entities;

●	persons required to accelerate the recognition of any item of gross income with respect to Warrant Shares as a result of such income being recognized on an applicable financial statement;

●	persons who actually or constructively own 5% (measured by vote or value) or more of Ordinary Shares; and

●	holders that are not U.S. Holders.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as U.S. federal gift or estate tax laws, state, local or non-U.S. tax laws.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Warrant Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership and disposition of Warrant Shares.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of acquiring, owning or disposing Warrant Shares or any other related matter or other matter discussed herein. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

EACH HOLDER OF WARRANT SHARES SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDERS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF WARRANT SHARES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Distributions on Warrant Shares

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” if ADSE Holdco makes a distribution of cash or other property to a U.S. Holder of Warrant Shares, such distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of ADSE Holdco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce (but not below zero) a U.S. Holder’s basis in its Warrant Shares, and any remaining excess will be treated as gain from the sale or exchange of such Warrant Shares (see “— Sale, Exchange, Redemption or Other Taxable Disposition of Warrant Shares” below).

With respect to corporate U.S. Holders, dividends with respect to Warrant Shares generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, ADSE Holdco dividends generally will be taxed as “qualified dividend income” at preferential long-term capital gains rates if (i) Warrant Shares are readily tradable on an established securities market in the United States or ADSE Holdco is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) certain holding period and at-risk requirements are met, (iii) ADSE Holdco is not treated as a PFIC in the taxable year in which the dividend is paid or the preceding taxable year, and (iv) certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the preferential rate for any dividends paid with respect to Warrant Shares.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by ADSE Holdco may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Warrant Shares will generally be treated as non-U.S. source income and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Warrant Shares

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” upon a sale, exchange, redemption or other taxable disposition of Warrant Shares, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale, exchange, redemption or other taxable disposition, and (ii) such U.S. Holder’s adjusted tax basis in the Warrant Shares sold.

Capital gain or loss will generally constitute long-term capital gain or loss if a U.S. Holder’s holding period for the Warrant Shares exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be taxable at preferential rates. The deductibility of capital losses is subject to limitations. For purposes of calculating the U.S. foreign tax credit, gain or loss recognized by a U.S. Holder upon the sale, exchange, redemption or other taxable disposition of Warrant Shares will generally be treated as U.S. source gain or loss. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Passive Foreign Investment Company Status

A non-U.S. corporation, such as ADSE Holdco, will be classified as a PFIC if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules, or (b) at least 50% of the value of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, and net gains from the disposition of assets which produce passive income. A corporation will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of another corporation if the first-mentioned corporation owns, directly or indirectly, 25% or more (by value) of the stock of the other corporation.

ADSE Holdco does not believe that it was a PFIC for its most recently completed taxable year and, based on the composition of our current gross assets and income and the manner in which it expects to operate its business in the current taxable year and future taxable years, does not currently expect to be classified as a PFIC for the current taxable year or foreseeable future taxable years. However, this is a factual determination that must be made annually at the close of each taxable year and depends, among other things, upon the composition of ADSE Holdco’s gross income and assets. Additionally, the value of ADSE Holdco’s assets for purposes of the PFIC determination will generally be determined by reference to its market capitalization, which is likely to fluctuate. Accordingly, there can be no assurance that ADSE Holdco will not be a PFIC for the current taxable year or in future taxable years.

If ADSE Holdco is determined to be a PFIC for any taxable year (or any portion thereof) that is included in the holding period of a U.S. Holder and, in the case of Warrant Shares, such U.S. Holder did not make a timely and effective qualified electing fund (“QEF”) election or a mark-to-market election (each described below) for ADSE Holdco’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) Warrant Shares, then such U.S. Holder will generally be subject to special and adverse rules with respect to (i) any gain recognized by such U.S. Holder on the sale or other disposition of its Warrant Shares and (ii) any “excess distribution” made to a U.S. Holder (generally, any distributions to a U.S. Holder during a taxable year of such U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Warrant Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such Warrant Shares). Under these default PFIC rules:

●	a U.S. Holder’s gain or excess distribution will be allocated ratably over such U.S. Holder’s holding period for its Warrant Shares;

●	the amount of gain allocated to such U.S. Holder’s taxable year in which such U.S. Holder recognized the gain or received the excess distribution, or to the period in such U.S. Holder’s holding period before the first day of ADSE Holdco’s taxable year in which it was a PFIC, will be taxed as ordinary income; and

●	the amount of gain allocated to other taxable years (or portions thereof) of such U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest marginal tax rate in effect for that year and applicable to such U.S. Holder, and an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year (or portion thereof) of such U.S. Holder’s holding period.

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the Warrant Shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of ADSE Holdco’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which ADSE Holdco’s taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from ADSE Holdco. ADSE Holdco has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC.

Alternatively, if ADSE Holdco is a PFIC and the Warrant Shares are treated as “marketable stock,” a U.S. Holder may also be to avoid the adverse PFIC tax consequences described above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Warrant Shares, makes an election to mark such shares to their market value for such taxable year (a “mark-to-market election”). Such U.S. Holder generally will include as ordinary income for each year that ADSE Holdco is treated as a PFIC the excess, if any, of the fair market value of its Warrant Shares at the end of its taxable year over such U.S. Holder’s adjusted basis in its Warrant Shares. Such U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted basis of its Warrant Shares over the fair market value of its Warrant Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its Warrant Shares will be adjusted to reflect any such income or loss recognized. Gain recognized on a sale or other taxable disposition of the Warrant Shares in a taxable year in which ADSE Holdco is a PFIC will be treated as ordinary income, and any loss will be ordinary to the extent of the net amount of previously included income as a result of the mark-to-market election (and thereafter will be capital loss, the deductibility of which is subject to limitations).

The mark-to-market election is available for “marketable stock,” which generally is stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in their particular circumstances.

If ADSE Holdco is a PFIC and, at any time, any subsidiary is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability under the default PFIC rules described above if ADSE Holdco receives a distribution from, or disposes of all or part of ADSE Holdco’s interest in, the lower-tier PFIC or if such U.S. Holders otherwise are deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of such U.S. Holder may be required to file IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the Treasury Regulations or other IRS guidance.

The rules dealing with PFICs are very complex and affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisors concerning the application of the PFIC rules to the Warrant Shares under their particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds an applicable threshold based on whether the U.S. Holder is an entity or an individual (and in the case of an individual, the threshold depends upon such individual’s filing status and whether the individual resides in the United States), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Generally, ADSE Holdco securities would constitute “specified foreign financial assets.” Penalties may apply if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Distributions with respect to Warrant Shares and proceeds from the sale, exchange, redemption or other taxable disposition of Warrant Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

U.S. backup withholding is not an additional tax. Amounts withheld as U.S. backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules, if the required information is timely furnished to the IRS. Transactions effected through certain brokers or other intermediaries may be subject to U.S. backup withholding, and such brokers or intermediaries may be required by law to do U.S. backup withholding.

U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Anticipated Material Irish Tax Consequences to Non-Irish Holders of Warrant Shares

Scope

The following is a summary of the anticipated material Irish tax consequences for certain beneficial holders of the acquisition, ownership and disposal of Warrant Shares. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and stamp duty and withholding tax clearances which have been granted by the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who beneficially owns their Warrant Shares, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Warrant Shares, in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and securityholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Warrant Shares. The summary applies only to Non-Irish Holders who hold their Warrant Shares as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Warrant Shares by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold their Warrant Shares directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Ordinary Shares and/or Warrants held directly are generally negative when compared with Warrant Shares held through DTC. Any Non-Irish Holder contemplating holding their Warrant Shares directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Warrant Shares.

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%. Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of their Warrant Shares unless such Warrant Shares are used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, are used, held or acquired for use by or for the purposes of an Irish branch or agency, or the shares derive the greater part of their value from Irish land.

A Non-Irish Holder of Warrant Shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of Warrant Shares during the period in which such individual is non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

Irish stamp duty may be payable in respect of transfers of Warrant Shares, depending on the manner in which the Warrant Shares are held. ADSE Holdco has entered into arrangements with DTC to allow the Warrant Shares to be settled through the facilities of DTC. As such, the discussion below discusses separately the securityholders who hold their shares through DTC and those who do not.

Warrant Shares Held Through DTC

The Irish Revenue Commissioners have confirmed to ADSE Holdco that transfers of Warrant Shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Warrant Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Warrant Shares where any party to the transfer holds such Warrant Shares outside of DTC may be subject to Irish stamp duty.

Holders of Warrant Shares wishing to transfer their Warrant Shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such shares as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Due to the potential Irish stamp charge on transfers of Warrant Shares held outside of DTC, it is strongly recommended that those securityholders who do not hold their ADSE Holdco securities through DTC (or through a broker who in turn holds such shares through DTC) should arrange for the transfer of their ADSE Holdco securities as into DTC as soon as possible.

Withholding Tax on Dividends (DWT)

Distributions made by ADSE Holdco will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by ADSE Holdco to holders of Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares, ADSE Holdco is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares is not subject to DWT on distributions received from ADSE Holdco if such holder of Ordinary Shares is beneficially entitled to the distribution and is either:

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex A to this prospectus);

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance and provided, in all cases noted above (but subject to “Ordinary—Shares Held by U.S. Resident Shareholders” below), ADSE Holdco or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by ADSE Holdco, has received from the holder of such Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Ordinary Shares, where required, should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by ADSE Holdco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker) if its Ordinary Shares are held through DTC; or

●	ADSE Holdco’s transfer agent before the record date for the distribution if its Ordinary Shares are held outside of DTC.

Links to the various DWT Forms are available at: https://www.revenue.ie/en/companies-and-charities/dividend-withholding-tax/exemptions-for-non-residents.aspx. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by ADSE Holdco). It is strongly recommended that such holders of Ordinary Shares ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by ADSE Holdco).

Distributions paid in respect of Ordinary Shares that are held outside of DTC and are owned by a resident of the United States will not be subject to DWT if such holder of Ordinary Shares provides a completed IRS Form 6166 or a valid DWT Form to ADSE Holdco’s transfer agent to confirm its U.S. residence and claim an exemption. It is strongly recommended that holders of Ordinary Shares (which are to be held outside of DTC) who are U.S. residents provide the appropriate completed IRS Form 6166 or DWT Form to ADSE Holdco’s transfer agent as soon as possible after receiving their Ordinary Shares.

If any holder of Ordinary Shares that is resident in the United States receives a distribution from which DWT has been withheld, the holder Ordinary Shares should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the holder of ordinary shares is beneficially entitled to the distribution.

Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by ADSE Holdco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by the broker). If such holders of Ordinary Shares hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to ADSE Holdco’s transfer agent before the record date for the distribution. It is strongly recommended that such holders of Ordinary Shares complete the appropriate DWT Forms and provide them to their brokers or ADSE Holdco’s transfer agent, as the case may be, as soon as possible after receiving their Ordinary Shares.

If any holder of Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Shares Held by Other Persons

Holders of Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by ADSE Holdco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any distribution, ADSE Holdco will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after ADSE Holdco delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

ADSE Holdco will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Ordinary Shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

Additional Anti-avoidance Measures

Notwithstanding the above stated exemptions, payments of distributions to associated entities in jurisdictions that are on the EU list of non-cooperative jurisdictions or zero-tax jurisdictions may be subject to DWT on payment. Association for these purposes generally means a 50% ownership connection (assessed on the basis of share ownership, voting power or entitlement to profits on a distribution) or the ability to participate in the board of directors in a manner that causes, or could cause, the affairs of the company to be conducted in accordance with that person’s wishes.

Income Tax on Dividends Paid on Ordinary Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from ADSE Holdco. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by ADSE Holdco discharges the Irish income tax liability.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Ordinary Shares and Warrants because Ordinary Shares and Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €400,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

PLAN OF DISTRIBUTION

We are registering the resale from time to time by the selling securityholders of up to 10,516,670 Ordinary Shares issuable upon exercise of the Warrants. We are also registering any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. All of the Warrant Shares offered by the selling securityholders pursuant to this prospectus will be sold by each selling securityholder for its own account. We will not receive any proceeds from the sale of the Warrant Shares by the selling securityholders.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the selling securityholders as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. The selling securityholders reserve the right to accept and, together with its agent, to reject, any proposed purchase of securities to be made directly or through its agent. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

The selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by the selling securityholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholders;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debt and other obligations;

●	delayed delivery arrangement;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, the selling securityholders may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus or prospectus supplement with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the name of the applicable selling securityholder;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholder.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay or the selling securityholders pay for solicitation of these contracts.

The selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholders or borrowed from the selling securityholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholder. Upon our notification by the selling securityholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

LEGAL MATTERS

The validity of the Warrant Shares to be offered by this prospectus and certain legal matters relating to Irish law have been passed upon by Arthur Cox, LLP, Dublin, Ireland. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ADSE as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF CIVIL LIABILITIES

Certain of our directors and executive officers may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons and of our company are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or our company, or to enforce against such persons or us in U.S. Courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish counsel that there is doubt as to the enforceability in Ireland against our company and our executive officers and directors who are non-residents of the United States, in original actions or in actions for enforcement of judgments of U.S. Courts, of liabilities predicated solely upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at https://adstec-energy.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this prospectus the information we file with or furnish to the SEC, which means that the Company can disclose important information to you by referring you to those documents. The Company hereby incorporates by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

●	the Company’s Annual Report on Form 20-F filed with the SEC on April 30, 2024;

●	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the Company’s reports of foreign private issuer on Form 6-K or Form 6-K/A (each, a “Form 6-K”) furnished to the SEC on February 8, 2024, March 14, 2024, April 29, 2024, April 30, 2024, May 14, 2024, August 30, 2024, September 4, 2024, September 13, 2024, and October 18 2024;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

●	the description of the securities contained in our registration statement on Form 8-A filed on December 22, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Form 6-K’s, in each case, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus, at no cost to the requester, upon written or oral request to us at the following address: ADS-TEC Energy PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

ANNEX A – LIST OF RELEVANT TERRITORIES FOR THE PURPOSES OF IRISH DIVIDEND
WITHHOLDING TAX

List of Relevant Territories:

1.	The Republic of Albania
2.	The Republic of Armenia
3.	Australia
4.	The Republic of Austria
5.	The Kingdom of Bahrain
6.	The Republic of Belarus
7.	Belgium
8.	Bosnia and Herzegovina
9.	The Republic of Botswana
10.	The Republic of Bulgaria
11.	Canada
12.	The Republic of Chile
13.	The People’s Republic of China
14.	The Republic of Croatia
15.	Cyprus
16.	Czech Republic
17.	The Kingdom of Denmark
18.	The Arab Republic of Egypt
19.	The Republic of Estonia
20.	The Federal Democratic Republic of Ethiopia
21.	Finland
22.	France
23.	Georgia
24.	The Federal Republic of Germany
25.	The Republic of Ghana
26.	The Hellenic Republic (Greece)
27.	Hong Kong
28.	The Republic of Hungary
29.	The Republic of Iceland
30.	The Republic of India

A-1

31.	The State of Israel
32.	Italy
33.	Japan
34.	The Republic of Kazakhstan
35.	Kenya
36.	The Republic of Korea
37.	Kosovo
38.	The State of Kuwait
39.	The Republic of Latvia
40.	The Republic of Lithuania
41.	The Principality of Liechtenstein
42.	The Grand Duchy of Luxembourg
43.	The Republic of Macedonia (now the Republic of North Macedonia)
44.	Malaysia
45.	Malta
46.	The United Mexican States (Mexico)
47.	The Republic of Moldova
48.	Montenegro
49.	The Kingdom of Morocco
50.	The Kingdom of the Netherlands
51.	New Zealand
52.	The Kingdom of Norway
53.	Oman
54.	The Islamic Republic of Pakistan
55.	The Republic of Panama
56.	The Republic of Poland
57.	Portuguese Republic
58.	State of Qatar
59.	Romania
60.	Russian Federation
61.	Kingdom of Saudi Arabia
62.	The Republic of Serbia
63.	The Republic of Singapore
64.	Slovak Republic
65.	The Republic of Slovenia
66.	The Republic of South Africa
67.	Kingdom of Spain
68.	Sweden
69.	Switzerland
70.	Kingdom of Thailand
71.	The Republic of Turkey
72.	United Kingdom
73.	Ukraine
74.	United Arab Emirates
75.	The Republic of Uzbekistan
76.	United States of America
77.	The Socialist Republic of Vietnam
78.	The Republic of Zambia

A-2

ADS-TEC ENERGY PUBLIC LIMITED COMPANY

Up to 10,516,670
ORDINARY SHARES

PROSPECTUS

, 2025

PART II
Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Pursuant to ADSE Holdco’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of ADSE Holdco, and each person who is or was serving at the request of ADSE Holdco as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by ADSE Holdco against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of ADSE Holdco or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

ADSE Holdco is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

ADSE Holdco has entered into deeds of indemnity with its directors and ADSE GM executive officers. Given the director indemnification limitations arising under Irish law, ADSE Holdco’s subsidiary, ADSE GM and ADSE GM’s subsidiary, ads-tec Energy, Inc. have also entered into such deeds of indemnity. These agreements, among other things, require ADSE to jointly and severally indemnify ADSE Holdco’s directors and ADSE directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of ADSE directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ADSE’s request. We believe that these indemnification deeds are necessary to attract and retain qualified persons as directors and officers.

Item 9. Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-3:

Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement

2.1	Business Combination Agreement, dated as of August 10, 2021, by and among European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC, EUSG II Corporation, Bosch Thermotechnik GmbH, ads-tec Holding GmbH and ads-tec Energy GmbH (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-260312)).

3.1	Memorandum and Articles of Association of ADS-TEC ENERGY PLC, incorporated by reference to Exhibit 1.1 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.

4.1	Form of Promissory Note, dated as of May 5, 2023, by and between ads-tec Energy Inc. and certain investors thereto (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.2	Form of May Warrant, dated as of May 5, 2023, by and between ADS-TEC Energy PLC and certain investors thereto (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.3	Form of August Warrant, dated as of August 18, 2023, by and between ADS-TEC Energy PLC and certain investors thereto (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K furnished to the SEC on August 25, 2023)

4.4	Form of Secured Promissory Note, dated August 18, 2023, by and between ads-tec Energy Inc. and certain lenders thereto (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.5	Form of Guarantee Agreement, dated as of May 5, 2023, by and between ADS-TEC Energy GMBH and certain lenders thereto (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.6	Form of Guarantee Agreement, dated as of May 5, 2023, by and between ADS-TEC Energy PLC and certain lenders thereto (incorporated by reference to Exhibit 10.4 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.7	Form of Guarantee Agreement, dated as of August 18, 2023, by and between ADS-TEC Energy PLC and certain lenders thereto (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.8	Form of Guarantee Agreement, dated as of August 18, 2023, by and between ADS-TEC Energy GMBH and certain lenders thereto (incorporated by reference to Exhibit 10.4 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.9	Security Agreement, dated August 18, 2023, by and between ads-tec Energy Inc. and The Lucerne Capital Master Fund, L.P. (incorporated by reference to Exhibit 10.5 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.10	Form of Amended and Restated August Promissory Note, dated August 26, 2024, by and between the Company and the August Lenders (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.11	Form of Amended and Restated August Warrant, dated August 26, 2024, by and between the Company and the August Lenders (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4,12	Form of 2024 Promissory Note, dated August 26, 2024, by and between the Company and the Lenders (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.13	Form of Intercompany 2024 Promissory Note, dated August 26, 2024, by and between the Company and ADSH (incorporated by reference to Exhibit 10.4 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.14	Form of 2024 Warrant, dated August 26, 2024, by and between the Company and the Lenders (incorporated by reference to Exhibit 10.5 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.15	Amended 2023 Guarantee Agreement, dated August 26, 2024, by and between ADSE GM and the 2024 Lenders (incorporated by reference to Exhibit 10.6 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.16	Amended 2023 Security Agreement, dated August 26, 2024, by and between ADSE GM and The Lucerne Capital Master Fund, L.P. (incorporated by reference to Exhibit 10.7 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.17	Guarantee Agreement, dated August 26, 2024, by and between the Company and the 2024 Lenders (incorporated by reference to Exhibit 10.8 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.18	2024 Security Agreement, dated August 26, 2024, by and between ADSE GM and ADSH (incorporated by reference to Exhibit 10.9 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.19**	Form of Preferred Share Certificate.

4.20*	Form of Indenture for Senior Debt Securities.

4.21*	Form of Indenture for Subordinated Debt Securities.

4.22**	Form of Warrant Agreement and Warrant Certificate.

4.23**	Form of Purchase Contract.

4.24**	Form of Rights Agreement and Rights Certificate.

4.25**	Form of Unit Agreement and Unit.

5.1*	Opinion of Arthur Cox LLP.

5.2*	Opinion of Reed Smith LLP.

23.1*	Consent of Arthur Cox LLP (included in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of BDO AG Wirtschaftsprüfungsgesellschaft.

23.3*	Consent of Reed Smith LLP (included in Exhibit 5.2 of this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under an indenture.

107*	Filing Fee Table.

*	Filed herewith.
**	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 10. Undertakings

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nürtingen, Germany on the 11th day of February, 2025.

ADS-TEC ENERGY PLC

By:	/s/ Thomas Speidel
Name:	Thomas Speidel
Title:	Chief Executive Officer and Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas Speidel and Stefan Berndt-von Bülow, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas Speidel	Chief Executive Officer and Director	February 11, 2025
Thomas Speidel	(Principal Executive Officer)

/s/ Stefan Berndt-von Bülow	Chief Financial Officer	February 11, 2025
Stefan Berndt-von Bülow	(Principal Financial and Accounting Officer)

	Director	February 11, 2025
Joseph Brancato

	Director	February 11, 2025
Kurt Lauk, PhD

/s/ Sonja Harms	Director	February 11, 2025
Dr. Sonja Harms

/s/ Alwin Epple	Director	February 11, 2025
Alwin Epple

/s/ Dr. Andreas Fabritius	Director	February 11, 2025
Dr. Andreas Fabritius

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized undersigned representative in the United States of ADS-TEC Energy PLC, has signed this registration statement on the 11th day of February, 2025.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President